UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2015

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5435 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2015, the Board of Directors of Radisys Corporation, an Oregon corporation (the “Company”), upon the recommendation of the Nominating and Governance Committee of the Company, increased the size of the Board to seven members and elected Mr. Ron de Lange effective as of July 8, 2015. His term will expire at the next annual meeting of the Company's stockholders.

The Board appointed Mr. de Lange to serve as a member of the Strategic Oversight Committee of the Board and as a member of the Compensation Committee of the Board. Effective July 8, 2015, The Board has affirmatively determined that Mr. de Lange is “independent” under Nasdaq listing standards.

Mr. de Lange most recently served as President and CEO of Tekelec, a leading global networking software company focused on enabling people and devices globally to talk, text, and access the internet. During his tenure at Tekelec, Ron successfully led the sale of Tekelec to Siris Capital and ultimately the strategic acquisition by Oracle in March 2013. Prior to becoming President and CEO of Tekelec, he served as Executive Vice President of Tekelec’s Global Product Solutions group and held a variety of key management positions at Lucent Technologies. Mr. de Lange holds an MS in computer science from DePaul University and a BS in electronics engineering technology from DeVry Institute of Technology.

Mr. de Lange will receive the same compensation for service on the Board as that of the other non-employee directors of the Company. Non-employee director compensation includes a retainer of $40,000 per year, pro-rated in the case of Mr. de Lange from the date of his election to the Board. Upon his appointment as a director, Mr. de Lange will receive an initial grant under the Company's 2007 Stock Plan of restricted stock units equal to $62,500 in value and stock options to acquire a number of shares of the Company's common stock equal to $62,500 in value.

Mr. de Lange will also receive a retainer of $5,000 per year for his service as a member of the Strategic Oversight Committee and a retainer of $7,500 per year for his service as a member of the Compensation and Development Committee.

Upon his appointment to the Board, the Company intends to enter into its standard form of indemnification agreement for directors with Mr. de Lange, which indemnification agreement, among other matters, requires the Company to (1) indemnify Mr. de Lange against certain liabilities that may arise by reason of his status or service as a director and (2) to advance Mr. de Lange's expenses incurred as a result of a proceeding as to which he may be indemnified. The indemnification agreement is intended to provide indemnification rights to the fullest extent permitted under applicable law, including the applicable indemnification rights statutes in the State of Oregon, and is in addition to any rights a director may have under the Company's Second Restated Articles of Incorporation, as amended, and Second Amended and Restated Bylaws, as amended. The Company's standard form of indemnification agreement (for directors and the CEO/CFO) is filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2011 and incorporated herein by reference.

In connection with the appointment of Mr. de Lange, Lorene Steffes has announced her intention not to stand for re-election at the next annual meeting of the Company's stockholders on September 21.

Item 9.01 Financial Statements and Exhibit.

(d) Exhibit

Exhibit Number	Description

99.1	Press Release, dated July 8, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADISYS CORPORATION

Date:	July 8, 2015	By:	/s/ Jon Wilson
Jon Wilson
Chief Financial Officer and Vice President of Finance (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated July 8, 2015.